amalgamatedbank.com Member FDIC Amalgamated Financial Corp. Third Quarter 2022 Earnings Presentation October 27, 2022

2 Safe Harbor Statements INTRODUCTION On March 1, 2021 (the “Effective Date”), Amalgamated Financial Corp. (the “Company”) completed its holding company reorganization and acquired all of the outstanding stock of Amalgamated Bank (the “Bank”). In this presentation, unless the context indicates otherwise, references to “we,” “us,” and “our” refer to the Company and the Bank. However, if the discussion relates to a period before the Effective Date, the terms refer only to the Bank. FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, Section 21E of the Securities Exchange Act of 1934, as amended. any statement that does not describe historical or current facts is a forward-looking statement. These statements generally can be identified by forward-looking terminology, such as “plan,” “seek to,” “outlook,” “guidance,” “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “forecast,” “expect,” “estimate,” “continue,” “initiatives,” and “intend,” as well as other similar words and expressions of the future. These forward-looking statements include, but are not limited to, our 2022 Guidance, and statements related to future loss/income (including projected non-interest income) of solar tax equity investments. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control and any or all of which could cause actual results to differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: • negative economic and political conditions that adversely affect the general economy, housing prices, the real estate market, the job market, consumer confidence, the financial condition of our borrowers and consumer spending habits, which may affect, among other things, the level of non-performing assets, charge-offs and provision expense; • the rate of growth (or lack thereof) in the economy and employment levels, as well as general business and economic conditions, coupled with the risk that adverse conditions may be greater than anticipated in the markets that we serve; • continued fluctuation of the interest rate environment; • fluctuations or unanticipated changes in interest rates on loans or deposits or that affect the yield curve; • our inability to maintain the historical growth rate of our loan portfolio; • changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; • the impact of competition with other financial institutions, many of which are larger and have greater resources, and fintechs, as well as changes in the competitive environment; • our ability to meet heightened regulatory and supervisory requirements; • our ability to grow and retain low-cost core deposits and retain large, uninsured deposits; • any matter that would cause us to conclude that there was impairment of any asset, including intangible assets; • inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives; • risks associated with litigation, including the applicability of insurance coverage; • the risk of not achieving anticipated cost savings related to reduction in the number of branch locations and other expense areas; • a failure in or breach of our operational or security systems or infrastructure, or those of third party vendors or other service providers, including as a result of unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; • volatile credit and financial markets both domestic and foreign; • the risk that the preliminary financial information reported herein and our current preliminary analysis could be different when our review is finalized; • unexpected challenges related to our executive officer retention; and • the outcome of any legal proceedings that may be instituted against us in connection with the termination of the merger agreement with Amalgamated Bank of Chicago. Additional factors which could affect the forward-looking statements can be found in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC and available on the SEC’s website at www.sec.gov/. Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. We disclaim any obligation to update or revise any forward-looking statements contained in this presentation, which speak only as of the date hereof, or to update the reasons why actual results could differ from those contained in or implied by such statements, whether as a result of new information, future events or otherwise, except as required by law.

3 Safe Harbor Statements cont. NON-GAAP FINANCIAL MEASURES This presentation contains certain non-GAAP financial measures including, without limitation, “Core Operating Revenue,” “Core Non-interest Expense,” “Tangible Common Equity,” “Average Tangible Common Equity,” “Core Efficiency Ratio,” “Core Net Income,” “Core ROAA,” and “Core ROATCE.” We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Specifically, we believe these non-GAAP financial measures (a) allow management and investors to better assess our performance by removing volatility that is associated with discrete items that are unrelated to our core business, and (b) enable a more complete understanding of factors and trends affecting our business. Non-GAAP financial measures, however, have inherent limitations, are not required to be uniformly applied, and are not audited. Accordingly, these non-GAAP financial measures should not be considered as substitutes for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this presentation and not to place undue reliance on any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this presentation with other companies’ non-GAAP financial measures having the same or similar names. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. Reconciliations of non-GAAP financial disclosures to what we believe to be the most directly comparable GAAP measures found in this presentation are set forth in the final pages of this presentation and also may be viewed on the bank’s website, amalgamatedbank.com. You should assume that all numbers presented are unaudited unless otherwise noted.

3Q22 Highlights 4 1. See non-GAAP disclosures on pages 22-23 2. Pre-tax, pre-provision income is defined as net interest income plus non-interest income less non-interest expense INCOME STATEMENT • Record earnings of $22.9 million, or $0.74 per diluted share on a GAAP basis; • Core net income excluding the impact of solar tax equity investments was $24.8 million, or $0.80 per diluted share(1) • Core pre-tax, pre-provision income(2) excluding the impact of solar tax equity investments(1) of $38.9 million compared to $31.2 million in 2Q22 • Core efficiency ratio excluding the impact of solar tax equity investments(1) was 48.24% and 52.20% in 3Q22 and 2Q22, respectively BALANCE SHEET • Average deposits increased $191.1 million, or 2.7%, with non-interest bearing deposits making up 56% • Loans, including net deferred costs increased $220.2 million, or 6.1%, to $3.8 billion, on a linked quarter basis • Net interest margin improved to 3.50% in 3Q22, an increase of 47 basis points from 3.03% in 2Q22 CAPITAL • Capital ratios remained strong with CET1 of 11.91% and Tier 1 Leverage of 7.16% • Tangible book value per share of $15.37 compared to $15.69 as of 2Q22, or 2.0% decline • Tangible book value excluding OCI of $18.88 compared to $18.23 as of 2Q22, or 3.6% increase • Tangible common equity ratio of 6.0% compared to 6.1% as of 2Q22

Solar Tax-Equity Investments

OVERVIEW OF SOLAR TAX EQUITY INVESTMENTS

- Metrics excluding the impact of tax credits or accelerated depreciation is a meaningful way to evaluate our performance and are adjusted in accordance with the below chart
  - Immediate realization of tax benefits and subsequent accelerated depreciation of the value of the investment creates volatility in the GAAP and core earnings presentations
  - Steady state income is generally achieved within 4 quarters of initial investment and all investments are net profitable over their lives (generally 5 years)
- We expect more solar tax-equity investment initiatives in the future (not shown in forecast below)

ACTUAL AND PROJECTED SOLAR INCOME[1][2][3]

$ millions



Actual
Forecast
$0.2
-$1.8
$0.2
-$0.8
$0.5
$5.3
$0.3
$0.1
$0.3
-$0.9
$0.3
-$1.3
$0.3
-$1.7
$1.2
-$3.8
$5.0
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
FY22
FY23-25
Tax credits (accelerated depreciation) on solar investments
Steady state solar income

(1) Actual 2022 results and projected solar income forecasts have been revised modestly since 4Q 2021
(2) Balances presented are not tax effected
(3) Refer to Reconciliation of Non-GAAP Financial Measures on slides 22-23 for further details on impact to key ratios

5

Ending Deposits $56.2 $69.4 $84.9 $73.3 $122.5 2018 2019 2020 2021 Sept YTD Trends 6 KEY FINANCIAL TRENDS THROUGH 3Q22 ($ in millions) (1) Compounded Annual Growth Rate (“CAGR”) (2) See solar tax investment slide 5 for components of income exclusions (3) Sept YTD 2022 earnings are annualized (4) GAAP Pre-tax, pre-provision income was $116.5 million annualized in 2022, $70.4 million in 2021, and $86.7 in 2020, the only years impacted by our solar investments 10.6% CAGR(1) 16.0% CAGR(1) 25.3% CAGR(1) NPA / Total Assets Loans + PACE $4,105 $4,641 $5,339 $6,356 $7,160 2018 2019 2020 2021 3Q22 1.27% 1.25% 1.38% 0.77% 0.69% 2018 2019 2020 2021 3Q22 $3,211 $3,703 $3,868 $3,904 $4,686 $3,211 $3,439 $3,447 $3,276 $3,829$264 $421 $627 $857 2018 2019 2020 2021 3Q22 >> 4.8% CAGR(1) (Loans) Core Pre-Tax Pre-Provision Earnings(2)(3)(4) excluding the impact of solar tax equity investments

Deposit Portfolio 7 3Q22 HIGHLIGHTS • Total average deposits increased $191.1 million • Total ending deposits decreased $130.9 million compared to 2Q22 primarily related to timing of our pension and benefit fund clients normal payroll withdrawals as well as the first leg of political deposit runoff as the congressional election in early November. ◦ Political deposit runoff was $123.7 million ◦ Political deposits comprised 16.2% of the total deposit portfolio ◦ Key highlights of the non-political deposit activity are: ▪ $38.1 million of growth came from new relationships to the bank this quarter • Total cost of funds of 14 basis points, compared to 8 basis points in Q2; interest bearing deposit cost was 31 basis points in Q3 and 18 basis points in Q2 • Non-interest bearing deposits represented 54% of ending deposits in both 3Q22 and 2Q22 TOTAL DEPOSITS ($ in billions) $6.2 $6.4 $7.0 $7.3 $7.2 $5.2 $5.4 $5.9 $6.0 $6.0 $1.0 $1.0 $1.1 $1.3 $1.2 Political Other Deposits 3Q21 4Q21 1Q22 2Q22 3Q22

Interest Earning Assets 8 INTEREST EARNING ASSETS OF $7.6B AS OF SEPTEMBER 30, 2022 We maintain a diverse, low risk profile of interest earning assets Multifamily & Commercial Real Estate $1.2 B • No fossil fuel exposure • $244mm of government guaranteed loans • $397mm residential solar loans with strong credit profiles • Predominantly NYC properties with low LTV: MF = 54%, CRE = 49% • $980mm agency securities • $1,759mm of non-agency securities • $857mm of PACE securities with low LTV • All non-agency MBS/ABS securities are top of the capital structure • 99% first lien mortgages • Low LTV = 62% • 80%/20% originated to purchased portfolio $7.6B as of 3Q22 Securities $3.4B Cash, Resell Agreements, and Other $0.3B Residential $1.3B Multifamily & Commercial Real Estate $1.3B C&I, Consumer and Other $1.3B

• HTM securities, excluding PACE assessments represent 25% of the total investment portfolio • PACE securities saw $115mm new growth during the quarter, due to: ◦ $37mm in PACE PFG purchases ◦ Two additional residential PACE purchases of $62mm and $32mm ◦ One CPACE purchase of $9mm ◦ $25mm in principal payments • 100% of PACE portfolio, and 42% of Non-Pace HTM securities is mission-aligned Held-to-Maturity Securities 9 HELD-TO-MATURITY SECURITIES ($ in millions) 3Q22 HIGHLIGHTS $725 $844 $946 $1,376 $1,492 $627 $627 $724 $742 $857 $98 $216 $223 $634 $636 4.05% 4.08% 4.21% 4.28% 4.27% 2.13% 1.69% 2.01% 2.59% 3.07% PACE (HTM) Non Pace HTM PACE (HTM) Yield Non-Pace HTM Yield 3Q21 4Q21 1Q22 2Q22 3Q22

Investment Securities 10 SECURITIES – BOOK VALUE(1) ($ millions) (1) Securities book value excludes unrealized Available for Sale (AFS) gain / loss on sale (2) MBS/ABS does not include PACE assessments • Investment Securities totaled $3.6 billion book value for 3Q22 • Agency securities made up 27.3% of the total portfolio in 3Q22, down from 29.4% in 2Q22, reflecting PACE assessment growth • PACE assessments are considered non-agency securities, which are non-rated(2) • 85.6% of all non-agency MBS/ABS securities are AAA rated and 99.7% are A rated or higher(2); 98.6% of CLO’s are AAA-rated ◦ As of 3Q22 average subordination for the C&I CLOs was 42.4% • 37% of the total securities portfolio (or 49% of the securities portfolio excluding PACE) has a floating rate of interest 3Q22 HIGHLIGHTS $2,662 $2,946 $3,420 $3,586 $3,596 $1,164 $1,390 $1,702 $1,789 $1,759$627 $627 $724 $742 $857$871 $929 $994 $1,055 $980 4.05% 4.08% 4.21% 4.28% 4.27% 1.60% 1.57% 1.60% 1.81% 2.40% 1.78% 1.78% 1.96% 2.47% 3.30% Non-Agency PACE Agency PACE Yield Agency Yield Non-Agency Yield 3Q21 4Q21 1Q22 2Q22 3Q22

• Total loans increased $220.2 million, or 6.1%, compared to 2Q22 ◦ Residential loan balances grew 8.3% during the quarter ◦ Multifamily/CRE loans grew 1.9% during the quarter ◦ C&I, Consumer, and Other loans grew 9.2% during the quarter • 3Q22 yield of 4.11%; an increase of 25 bps compared to 2Q22 • The total balance of mission-aligned loans in our commercial portfolio was $1.9 billion, or 72.3% of the total commercial balance • 45% of all residential loans purchased or originated in Q3 were CRA loans3, compared to 37% in Q2 Loans 11 TOTAL LOANS (1)(2) ($ in millions) 3Q22 HIGHLIGHTS $3,087 $3,277 $3,435 $3,609 $3,829 3.84% 4.01% 3.85% 3.86% 4.11% Total Loans, net Loan Yield 3Q21 4Q21 1Q22 2Q22 3Q22 (1) Held for Sale loans excluded (2) Adjusted for $1.0 million paid interest on reinstated loan, 4Q21 yield was 3.89% (3) CRA loans are defined as loans issued in a low to middle income area, or to a low to middle income borrower MISSION ALIGNED COMMERCIAL LOANS ($ in millions) $885 $338 $810 $468 $781 $107 $543 $420 $104 $231 $266 $48 Mission Aligned Loans Non-Impact Loans Multifamily CRE C&I Consumer/Other

Net Interest Income and Margin 12 NET INTEREST INCOME & MARGIN ($ millions) • Net interest income was $67.6 million, compared to $56.5 million in 2Q22 • 3Q22 NIM at 3.50%; an increase of 47 bps compared to 2Q22 • Loan prepayment penalties favorably impacted NIM by 4 bps in 3Q22, compared to 2 bps in 2Q22 3Q22 HIGHLIGHTS $43.4 $47.1 $48.4 $56.5 $67.6 2.70% 2.77% 2.76% 3.03% 3.50% Net Interest Income Net Interest Margin 3Q21 4Q21 1Q22 2Q22 3Q22

Non-Interest Expense and Efficiency 13 NON-INTEREST EXPENSE ($ millions) • Efficiency ratio of 49.9% for 3Q22 • Core efficiency ratio excluding the impact of our solar tax equity investments of 48.2% for 3Q22(1) • Non-interest expense for 3Q22 was $36.3 million • Non-interest expense for 3Q22 was $2.0 million higher compared to 2Q22 3Q22 HIGHLIGHTS (1) See non-GAAP disclosures on pages 22-23 (2) Ex-solar is defined as excluding the impact of our solar tax equity investments $32.6 $34.0 $34.0 $34.0 $36.3 $33.0 $35.0 $34.4 $34.3 $36.3 64.7% 62.8% 61.1% 52.2% 48.2% 66.0% 58.9% 61.7% 53.9% 49.9% Core NIX NIX Core Eff Ratio ex-solar(2) Eff Ratio 3Q21 4Q21 1Q22 2Q22 3Q22

Non-Interest Income 14 CORE NON-INTEREST INCOME ex-solar (1) ($ millions) • Our trust business held $37.6 billion in assets under custody and $12.5 billion in assets under management, compared to $38.9 billion and $12.9 billion, respectively, in the preceding quarter; this decline was primarily driven by a decrease in fair value due to market volatility • Trust fee income increased by $0.4mm quarter over quarter, primarily due to an increase in recordkeeping fees • Other income is down $0.9 million, primarily driven by losses on strategic sales of nonperforming loans that took place throughout the quarter as opposed to gains in the previous quarter 3Q22 HIGHLIGHTS (1) Ex-solar is defined as excluding the impact of our solar tax equity investments $7.0 $7.2 $7.2 $8.7 $8.1 $1.2 $1.9 $1.3 $2.4 $1.5 $3.4 $2.9 $3.5 $3.5 $3.9 $2.5 $2.4 $2.4 $2.8 $2.7 Retail banking Trust fee income Core other income ex-solar (1) 3Q21 4Q21 1Q22 2Q22 3Q22

Allowance for Loan Losses 15 ALLOWANCE FOR LOAN LOSSES / TOTAL LOANS ALLOWANCE FOR LOAN LOSSES (ALLL) CHANGE DURING 3Q22 ($ millions) • Allowance for loan losses totals $42.1 million in 3Q22, or $2.6 million higher compared to 2Q22 primarily due to higher loan balances and qualitative factors, offset by improved specific reserves 3Q22 HIGHLIGHTS 1.15% 1.08% 1.08% 1.08% 1.09% 3Q21 4Q21 1Q22 2Q22 3Q22 Allowance Waterfall 39.5 2.6 (0.9) (0.1) 1.0 42.1 6/30/22 Loan Balances Specific Reserves Credit Quality Qualitative Factors 9/30/22

Credit Quality 16 NPA / TOTAL ASSETS NCO / AVERAGE LOANS(1) (Quarter trend) 3Q22 HIGHLIGHTS • Nonperforming assets were $54.3 million as of 3Q22, compared to $65.3 million in 2Q22 • Net charge-offs of 0.29% in 3Q22 was 18 bps higher than 2Q22 due to activity related to our focus on reducing our nonperforming assets • Criticized and classified loans improved by $22.8 million, or 17%; Pass rated loans are 97% of loan portfolio 1. Annualized CRITICIZED AND CLASSIFIED LOANS ($ millions) 0.99% 0.77% 0.80% 0.82% 0.69% 3Q21 4Q21 1Q22 2Q22 3Q22 (0.02)% 0.44% 0.08% 0.11% 0.29% Solar Residential Commercial 3Q21 4Q21 1Q22 2Q22 3Q22 $311 $231 $179 $136 $113 3Q21 4Q21 1Q22 2Q22 3Q22

Returns 17 (1) Refer to Reconciliation of Non-GAAP Financial Measures on slides 22-23 for further details (2) ROAE was 10.3%, 11.2%, 10.3%, 15.2% and 17.8% for 3Q21, 4Q21, 1Q22, 2Q22 and 3Q22, respectively (3) ROATCE was 10.6%, 11.6%, 10.6%, 15.7% and 18.4% for 3Q21, 4Q21, 1Q22, 2Q22 and 3Q22, respectively (4) Ex-solar is defined as excluding the impact of our solar tax equity investments Core ROAE & Core ROATCE ex-solar (1)(2)(3)(4) 10.7% 8.9% 10.4% 16.2% 19.2% 11.1% 9.2% 10.7% 16.8% 19.9% Core ROAE ex-solar Core ROATCE ex-solar 3Q21 4Q21 1Q22 2Q22 3Q22 Core ROAE and Core ROATCE ex-solar for Q2 2022 would be 17.2% and 17.7%, respectively assuming no change in OCI from Q1 2022

Capital 18 TIER 1 LEVERAGE RATIO COMMON EQUITY TIER 1 RATIO • Regulatory capital ratios remained strong ◦ Tier 1 leverage ratio of 7.16% as of 3Q22 ◦ Bank tier 1 leverage ratio of 7.92% as of Q3 2022. ◦ Common Equity Tier 1 Capital of 11.91% • Tier 1 leverage ratio was 8 bps higher than the prior quarter, primarily driven by an increase in retained earnings generated by elevated Q3 net income • CET1 ratio of approximately 12% reflects conservative investment practices 3Q22 HIGHLIGHTS 7.85% 7.62% 7.34% 7.08% 7.16% 8.55% 8.17% 7.69% 7.28% 7.27% Tier 1 Leverage Leverage Ratio ex-Excess Liquidity 3Q21 4Q21 1Q22 2Q22 3Q22 13.98% 12.98% 12.36% 11.75% 11.91% 3Q21 4Q21 1Q22 2Q22 3Q22 (1) Excess liquidity is defined as cash in excess of $100.0 million

Tangible Book Value 481 23 (3) (1) 1 (30) 471 15.69 16.44 16.34 16.32 16.32 16.34 15.37 15.37 6/30/22 Earnings Dividends @ $.10/ share Buybacks - APIC Buybacks - Share count Other(1) AFS Mark 9/30/22 TANGIBLE COMMON EQUITY & TANGIBLE BOOK VALUE ($ millions) 3Q22 SUMMARY • TBV decline primarily driven by a $29.8 million decline from the previous quarter in the tax effected AFS mark-to-market adjustment ◦ TBV decline of 2.0% reflective of increases in long-term interest rates and widening of pricing spreads ◦ AFS mark adjustment considered temporary risk mitigated by our liquidity and borrowing capacity • Total Common Equity Ratio was 6.2% • Dividend Payout Ratio was 13.4% 19 (1) Other includes the effect of stock issuance

2022 Guidance 20 2022 FINANCIAL OUTLOOK - Exceed High End of Ranges • Core pre-tax pre-provision earnings(1) from $75 - $85 million to: ◦ $120 million (high end) - exceed by $9-10 million • Net Interest Income from $184 - $192 million to: ◦ $230 million (high end) - exceed by $8-$9 million • Approximately 7-8% balance sheet growth, driven by loan growth and managing cash and short-term securities mix 2022 INITIATIVES • Invest in lending strategy via personnel, invest in key talent across critical roles • Drive ESG ResponsiFunds and overall profitability of Trust business (1) Excluding the impact of our solar tax equity investments and any future non-core items

Appendix

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended September 30, 2022	As of and for the Three Months Ended June 30, 2022	As of and for the Three Months Ended September 30, 2021	As of and for the Nine Months Ended September 30, 2022	As of and for the Nine Months Ended September 30, 2021
Core operating revenue					
Net Interest income (GAAP)	$ 67,628	$ 56,498	$ 43,387	$ 172,494	$ 127,223
Non-interest income	5,003	7,246	6,702	19,671	16,028
Less: Securities (gain) loss	1,844	582	(413)	2,264	(755)
Less: Subdebt repurchase (gain) loss	(617)	—	—	(617)	—
Core operating revenue (non-GAAP)	73,858	64,326	49,676	193,812	142,496
Add: Tax (credits) depreciation on solar investments	1,306	862	796	2,105	6,393
Core operating revenue excluding solar tax impact (non-GAAP)	$ 75,164	$ 65,188	$ 50,472	$ 195,917	$ 148,889
Core non-interest expense					
Non-interest expense (GAAP)	$ 36,258	$ 34,346	$ 33,034	$ 105,001	$ 97,224
Less: Other one-time expenses [(1)]	—	(316)	(392)	(738)	(1,482)
Core non-interest expense (non-GAAP)	$ 36,258	$ 34,030	$ 32,642	$ 104,263	$ 95,742
Core net income					
Net Income (GAAP)	$ 22,944	$ 19,613	$ 14,416	$ 56,722	$ 37,013
Less: Securities (gain) loss	1,844	582	(413)	2,264	(755)
Less: Subdebt repurchase (gain) loss	(617)	—	—	(617)	—
Add: Other one-time expenses	—	316	392	738	1,482
Less: Tax on notable items	(319)	(233)	5	(619)	(188)
Core net income (non-GAAP)	23,852	20,278	14,400	58,488	37,552
Add: Tax (credits) depreciation on solar investments	1,306	862	796	2,105	6,393
Add: Tax effect of solar income	(340)	(224)	(202)	(546)	(1,649)
Core net income excluding solar tax impact (non-GAAP)	$ 24,818	$ 20,916	$ 14,994	$ 60,047	$ 42,296

(1) Salary and COBRA expense reimbursement expense for positions eliminated plus expenses related to the termination of the merger agreement with Amalgamated Bank of Chicago

22

Reconciliation of Non-GAAP Financials

(in thousands)	As of and for the Three Months Ended September 30, 2022	June 30, 2022	September 30, 2021	As of and for the Nine Months Ended September 30, 2022	September 30, 2021
Tangible common equity					
Stockholders' equity (GAAP)	$ 487,738	$ 498,041	$ 556,390	$ 487,738	$ 556,390
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(3,366)	(3,628)	(4,453)	(3,366)	(4,453)
Tangible common equity (non-GAAP)	$ 471,303	$ 481,344	$ 538,868	$ 471,303	$ 538,868
Average tangible common equity					
Average stockholders' equity (GAAP)	$ 511,800	$ 517,430	$ 555,757	$ 529,696	$ 548,733
Less: Minority interest	(133)	(133)	(133)	(133)	(133)
Less: Goodwill	(12,936)	(12,936)	(12,936)	(12,936)	(12,936)
Less: Core deposit intangible	(3,494)	(3,755)	(4,602)	(3,754)	(4,900)
Average tangible common equity (non-GAAP)	$ 495,237	$ 500,606	$ 538,086	$ 512,873	$ 530,764
Core return on average assets					
Core net income (non-GAAP)	$ 23,852	$ 20,278	$ 14,400	$ 58,488	$ 37,552
Denominator: Total average assets	7,942,097	7,760,294	6,632,506	7,700,399	6,421,208
Core return on average assets (non-GAAP)	1.19%	1.05%	0.86%	1.02%	0.78%
Core return on average assets excluding solar tax impact (non-GAAP)	1.24%	1.08%	0.90%	1.04%	0.88%
Core return on average tangible common equity					
Core net income (non-GAAP)	$ 23,852	$ 20,278	$ 14,400	$ 58,488	$ 37,552
Denominator: Average tangible common equity	495,237	500,606	538,086	512,873	530,764
Core return on average tangible common equity (non-GAAP)	19.11%	16.25%	10.62%	15.25%	9.46%
Core return on average tangible common equity excluding solar tax impact (non-GAAP)	19.88%	16.76%	11.05%	15.65%	10.65%
Core efficiency ratio					
Numerator: Core non-interest expense (non-GAAP)	$ 36,258	$ 34,030	$ 32,642	$ 104,263	$ 95,742
Core operating revenue (non-GAAP)	73,858	64,326	49,676	193,812	142,496
Core efficiency ratio (non-GAAP)	49.09%	52.90%	65.71%	53.80%	67.19%
Core efficiency ratio excluding solar tax impact (non-GAAP)	48.24%	52.20%	64.67%	53.22%	64.30%

23

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